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                       Farmington Avenue         Susan E. Bryant
                       Hartford, CT  06156       Counsel
                                                 Law & Regulatory Affairs, RE4C
                                                 (203)273-7834
                                                 Fax: (203) 273-8340


November 30, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company
     Pre-Effective Amendment No. 1 on Form N-4
     File Nos. 33-88720 and 811-2513

Gentlemen:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") in connection with the registration on Form N-4 (File No. 33-88720) of interests in Variable Annuity Account C of the Company. It is my understanding that the Company, as depositor, has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933, as amended ("Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the Registration Statement on Form N-4 filed with the Securities and Exchange Commission on January 20, 1995 and this Pre-Effective Amendment No. 1 filed on November 30, 1995 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies.

I am admitted to practice law in Connecticut, New York and Oklahoma, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and assuming the Securities are issued and sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities when issued, will have been validly issued, and will constitute legal and binding obligations of the Company.

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November 30, 1995
Page 2

I consent to the filing of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.

Very truly yours,



/s/ Susan E. Bryant

Susan E. Bryant
Counsel